UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2010

PennyMac Mortgage Investment Trust
 (Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

27001 Agoura Road, Calabasas, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2010, PennyMac Mortgage Investment Trust (the “Company”) filed a Form 8-K regarding the appointment of Vandad Fartaj to the position of Chief Investment Officer, effective March 3, 2010.  Subsequent to the filing of that report, on March 2, 2010, the Company determined to grant Mr. Fartaj 17,600 restricted share units in connection with his promotion and assumption of additional responsibilities.  Such restricted share units vest ratably over a four-year period beginning on the one-year anniversary of the grant date. Once vested, the restricted share units will be settled in the Company’s common shares of beneficial interest, par value $0.01.

In addition, on and effective March 3, 2010, the Company appointed Gregory L. Hendry, 49, as its Chief Accounting Officer. In this role, Mr. Hendry is responsible for overseeing the Company’s accounting function, including financial reporting and tax management.  Mr. Hendry is also the Managing Director, Corporate Accounting at Private National Mortgage Acceptance Company, LLC (“PNMAC”) and its wholly-owned subsidiary, PNMAC Capital Management, LLC (“PCM”), the Company’s investment manager. Prior to joining PNMAC and PCM in June 2009, Mr. Hendry was Managing Director, Financial Reporting and Accounting Governance at Countrywide Financial Corporation, a diversified financial services company, where he was employed from September 2001 to March 2009. Mr. Hendry has considerable experience in financial reporting for publicly-traded financial institutions and has specific expertise relating to mortgage banking.  In connection with this appointment, the Company has entered into an indemnification agreement with Mr. Hendry in the same form that the Company has entered into with its other executive officers and its trustees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 5, 2010	By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer